One Stop Systems Reports Q1 2026 Results

First quarter of 2026 revenue increased 55.0% year-over-year to $8.1 million, with gross margin increasing 610-basis points to 51.6%

Net cash provided by continuing operating activities of $4.0 million for first quarter of 2026

First quarter book-to-bill of 1.8x, supporting a TTM book-to-bill above 1.2x

ESCONDIDO, Calif. – May 6, 2026 – One Stop Systems, Inc. ("OSS" or the "Company") (Nasdaq: OSS), a leader in rugged Enterprise Class compute for artificial intelligence (AI), machine learning (ML), autonomy and sensor processing at the edge, reported results for the first quarter ended March 31, 2026. First quarter comparisons are to the same year-ago periods unless otherwise noted. On December 30, 2025, the Company closed a definitive agreement to sell all assets and operations of Bressner Technology GmbH. All operations, assets, and liabilities associated with the sale of Bressner have been classified as discontinued operations.

“Positive momentum continued into 2026, driven by significant year-over-year revenue growth, disciplined execution across the business, and continued expansion in profitability,” stated OSS President and CEO, Mike Knowles. “We are seeing increased demand for our enterprise-class, ruggedized compute platforms across both defense and commercial markets, which we believe supports OSS’s role as a critical enabler of next-generation AI, autonomy, and sensor-driven applications at the edge.”

“Importantly, higher demand is translating into tangible growth, with nearly $15 million in bookings during the first quarter, representing one of the strongest quarters of new bookings in our history. This produced a book-to-bill ratio of 1.8x, supporting our goal of maintaining a trailing twelve-month book-to-bill ratio above 1.2x. We are seeing an expansion in our pipeline and increased customer engagement, as a growing number of organizations turn to OSS for enterprise-class, deployable compute solutions. We believe this positions us to scale alongside some of the most advanced commercial and defense programs and reinforces our confidence in sustained, multi-year growth,” continued, Mr. Knowles.

“We also generated record free cash flow in the quarter from continuing operations, strengthening our balance sheet, and providing flexibility to pursue both organic and inorganic growth opportunities. As a result, we believe OSS is well positioned to capitalize on a multi-year growth opportunity as demand for enterprise class, ruggedized compute at the edge remains strong,” concluded Mr. Knowles.

2026 First-Quarter Financial Summary

Total revenue from continuing operations increased 55.0% to $8.1 million, from $5.2 million in the first quarter of 2025. The increase was primarily due to higher sales to a defense prime customer of data storage products to support the P-8A, higher sales to a medical imaging OEM of liquid-cooled server products, and sales to a defense prime customer related to the design, development, and delivery of prototype compute systems for an enhanced vision system for combat vehicles.

Gross margin from continuing operations was 51.6% for the three months ended March 31, 2026, compared to 45.5% in the prior year quarter. The increase in gross margin was primarily due to a more profitable mix of revenue, engineering efficiencies in customer-funded development programs and improved manufacturing absorption due to higher production volume.

Total operating expenses from continuing operations increased 2.5% to $4.8 million. This increase was predominantly attributable to higher general and administrative expenses partially offset by lower marketing and selling and R&D expenses.

The Company reported a net loss from continuing operations of $0.4 million, or $(0.01) per diluted share for the three months ended March 31, 2026, as compared to a net loss from continuing operations of $2.3 million, or $(0.11) per share, in the prior year period. The Company reported non-GAAP net income from continuing operations of $0.3 million, or $0.01 per diluted share, compared to non-GAAP net loss of $1.7 million, or $(0.08) per share, in the prior year period.

Adjusted EBITDA, from continuing operations, a non-GAAP metric, was $0.2 million for the three months ended March 31, 2026, compared to an adjusted EBITDA loss, from continuing operations, of $1.6 million in the prior year period.

Net cash provided by continuing operations for the three months ended March 31, 2026, was $4.0 million, compared to net cash used in continuing operations of $1.5 million in the prior year period.

As of March 31, 2026, the Company reported cash, cash equivalents, and short-term investments of $34.4 million, restricted cash of $2.2 million, and total working capital of $44.7 million, compared to cash, cash equivalents, and short-term investments of $31.2 million, restricted cash of $2.2 million and total working capital of $45.3 million at December 31, 2025.

Income from Discontinued Operations, net of Income Taxes

Income from discontinued operations consists of income from the Company’s Bressner Technologies subsidiary, which was sold on December 30, 2025. Income from discontinued operations also includes the gain recognized on the sale.

Loss from discontinued operations, net of income taxes, was $0.2 million for the three months ended March 31, 2026, compared to income of $0.3 million in the prior year. The loss in the current year period was due to post-transaction adjustments to the gain on sale of the Bressner business for final net working capital balances.

2026 Full Year Outlook

The Company is executing a strategic plan targeting both commercial and defense markets, aiming to provide integrated solutions and establish OSS as a platform incumbent on large, multi-year programs. This approach is expected to drive long-term value by increasing predictable, recurring revenue and building a strong, multi-year backlog.

The Company’s expectations for 2026 take into consideration the following: continued growth in core defense and commercial markets, higher customer funded development sales compared to 2025 levels, the potential impacts of supply chain issues for certain components such as memory, and the current outlook for the federal government budget. Changes in these assumptions could positively or negatively impact OSS’s results in 2026.

For the full year of 2026, OSS expects:

-
Revenue growth of 20% to 25%
-
Gross margin of approximately 40%
-
Positive EBITDA and adjusted EBITDA

Conference Call

OSS will hold a conference call to discuss its results for the first quarter of 2026, followed by a question-and-answer period.

Date: Wednesday, May 6, 2026

Time: 10:00 a.m. ET (7:00 a.m. PT)

Toll-free dial-in: 1-800-717-1738

International dial-in: 1-646-307-1865

Conference ID: 21430 (required for entry)
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1756447&tp_key=f17a290f0f

A replay of the call will be available after 1:00 p.m. ET on May 6, 2026, through May 20, 2026.

Toll-free replay: 1-844-512-2921

International replay: 1-412-317-6671

Passcode: 1121430

About One Stop Systems

One Stop Systems, Inc. (Nasdaq: OSS) is a leader in AI enabled solutions for the demanding ‘edge.’ OSS designs and manufactures Enterprise Class compute and storage products that enable rugged AI, sensor fusion and autonomous capabilities without compromise. These hardware and software platforms bring the latest data center performance to harsh and challenging applications, whether they are on land, sea or in the air.

OSS products include ruggedized servers, compute accelerators, flash storage arrays, and storage acceleration software. These specialized compact products are used across multiple industries and applications, including autonomous trucking and farming, as well as aircraft, drones, ships and vehicles within the defense industry.

OSS solutions address the entire AI workflow, from high-speed data acquisition to deep learning, training and large-scale inference, and have delivered many industry firsts for industrial OEM and government customers.

As the fastest growing segment of the multi-billion-dollar edge computing market, AI enabled solutions require—and OSS delivers—the highest level of performance in the most challenging environments without compromise.

OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com. You can also follow OSS on X, YouTube, and LinkedIn.

Non-GAAP Financial Measures

We believe that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the Company. The Company defines adjusted EBITDA as income (loss) before interest, taxes, depreciation, amortization, acquisition expense, impairment of long-lived assets, financing costs, government funded programs, fair value adjustments from purchase accounting, stock-based compensation expense, and expenses related to discontinued operations.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Our adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. Our adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

(Dollars may not calculate due to rounding)

Adjusted EPS excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. We believe that exclusion of certain selected items assists in providing a more complete understanding of our underlying results and trends and allows for comparability with our peer company index and industry. We use this measure along with the corresponding GAAP financial measures to manage our business and to evaluate our performance compared to prior periods and the marketplace. The Company defines non-GAAP income (loss) as income or (loss) before amortization, government funded programs, impairment of long lived assets, stock-based compensation, expenses related to discontinued operations, and acquisition costs. Adjusted EPS expresses adjusted income (loss) on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following table reconciles non-GAAP net income and basic and diluted earnings per share:

Non- GAAP Adjusted EPS from Continuing Operations

	For the Three Months Ended March 31,	
	2026	2025
Loss from continuing operations	$ (362,588)	$ (2,279,393)
Stock-based compensation expense	655,128	578,405
Non-GAAP net income (loss) from continuing operations	$ 292,540	$ (1,700,988)
Non-GAAP net income (loss) from continuing operations per share:		
Basic	$ 0.01	$ (0.08)
Diluted	$ 0.01	$ (0.08)
Weighted average common shares outstanding:		
Basic	24,680,886	21,384,599
Diluted	25,782,364	22,000,265

Non- GAAP Adjusted EPS from Discontinued Operations

	For the Three Months Ended March 31,	
	2026	2025
(Loss) income from discontinued operations, net of income taxes	$ (157,274)	$ 261,759
Post-closing adjustments to gain on sale	157,274	-
Stock-based compensation expense	-	34,156
Non-GAAP net income from discontinued operations	$ -	$ 295,915
Non-GAAP net income from discontinued operations per share:		
Basic	$ -	$ 0.01
Diluted	$ -	$ 0.01
Weighted average common shares outstanding:		
Basic	24,680,886	21,384,599
Diluted	25,782,364	22,000,265

Consolidated Non-GAAP Adjusted EPS

	For the Three Months Ended March 31,	
	2026	2025
Net loss	$ (519,862)	$ (2,017,634)
Post-closing adjustments to gain on sale	157,274	-
Stock-based compensation expense	655,128	612,561
Non-GAAP net income (loss)	$ 292,540	$ (1,405,073)
Non-GAAP net income (loss) per share:		
Basic	$ 0.01	$ (0.07)
Diluted	$ 0.01	$ (0.06)
Weighted average common shares outstanding:		
Basic	24,680,886	21,384,599
Diluted	25,782,364	22,000,265

(Dollars may not calculate due to rounding)

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. Words such as, but not limited to, "anticipate," "aim," "believe," "contemplate," "continue," "could," "design," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "seek," "should," "suggest," "strategy," "target," "will," "would," and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include but are not limited to statements in this press release relating to the Company’s expected financial performance and outlook for 2026, including anticipated revenue growth, gross margin and EBITDA expectations; anticipated demand trends across defense and commercial markets; expected customer-funded development activity; the Company’s ability to execute its strategic plan and secure positions on large, multi-year programs; opportunities related to defense and national security programs and commercial applications such as aerospace, autonomous systems, construction and healthcare; the anticipated benefits from the sale of Bressner Technology GmbH, including improved focus on higher-margin opportunities; and the potential impact of supply chain conditions, component availability and government budget considerations on the Company’s operations and results. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of its plans or expectations will be achieved, including but not limited to expected increases in sales, revenues and profitability, non-GAAP financial measures, our multi-year strategy, expected market growth, continued or new demand for our products, increase in margins, and operating expenses. These statements are based on the Company's current beliefs and expectations. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our latest Annual Report on Form 10-K and any subsequent filings with the SEC, as well as those relating to current geopolitical conditions, defense spending changes, the Company’s ability to successfully scale production, manage program execution, and meet customer delivery schedules, semiconductor supply constraints, and customer concentration. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contacts:
Robert Kalebaugh
One Stop Systems, Inc.
Tel (858) 518-6154

Email contact

Investor Relations:

Andrew Berger

Managing Director

SM Berger & Company, Inc.

Tel (216) 464-6400

Email contact

ONE STOP SYSTEMS, INC. (OSS)

CONSOLIDATED BALANCE SHEETS

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars may not calculate due to rounding)

For the Three Months Ended March 31,	
	2026	2025
Revenue:		
Product	$ 7,064,248	$ 4,796,435
Customer funded development	1,005,362	410,375
	8,069,610	5,206,810
Cost of revenue:		
Product	3,635,581	2,487,818
Customer funded development	266,470	349,782
	3,902,051	2,837,600
Gross profit	4,167,559	2,369,210
Operating expenses:		
General and administrative	2,444,745	1,908,383
Marketing and selling	1,576,962	1,606,876
Research and development	817,039	1,205,142
Total operating expenses	4,838,746	4,720,401
Loss from operations	(671,187)	(2,351,191)
Other income (expense), net:		
Interest income	296,138	73,066
Other income (expense), net	12,461	(1,267)
Total other income, net	308,599	71,798
Loss before income taxes	(362,588)	(2,279,393)
Provision for income taxes	-	-
Loss from continuing operations	(362,588)	(2,279,393)
(Loss) income from discontinued operations, net of income taxes	(157,274)	261,759
Net loss	(519,862)	(2,017,634)
Per share basis:		
Basic:		
Continuing operations	$ (0.01)	$ (0.11)
Discontinued operations	$ (0.01)	$ 0.01
Basic loss per share	$ (0.02)	$ (0.09)
Diluted:		
Continuing operations	$ (0.01)	$ (0.11)
Discontinued operations	$ (0.01)	$ 0.01
Diluted loss per share	$ (0.02)	$ (0.09)
Weighted average common shares outstanding:		
Basic	24,680,886	21,384,599
Diluted	24,680,886	22,000,265

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS